EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of 3M Company (the “Company”) on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-30691, 333-44760, 333-44692, 333-73192, 333-101727, 333-101751, 333-109282, 333-128251 and 333-130150), and Form S-3 (Registration Nos. 33-48089, 333-42660, 333-98163, 333-109211 and 333-112563), of our report dated February 13, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in the manner in which the Company accounts for share-based compensation and the change in the segments discussed in Notes 1 and 15, respectively, as to which the date is September 21, 2006, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
September 21, 2006